Exhibit 99.1

Press Release	Source: Occam Networks Inc.

Occam Networks Announces Revenue Growth in Third Quarter

Tuesday October 10, 2006

Company Posts Fourth Consecutive Quarter of Operating Profits, Ninth Consecutive Quarter of Record Revenue and Double-Digit Customer Growth

SANTA BARBARA, Calif.—(BUSINESS WIRE)—Occam Networks Inc. (NASDAQ:OCNW - News), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers, today reported results for the third quarter of 2006, which ended September 24, 2006. The company reported quarterly revenue of $18.1 million, posting its fourth consecutive quarter of operating profits and its ninth consecutive new revenue record. Third quarter 2006 revenues represented a 69 percent increase over the same third quarter of 2005 and an increase of 12 percent over the second quarter of 2006.

“It was another substantial growth quarter for Occam on many fronts,” said Bob Howard-Anderson, President and CEO of Occam Networks. “Our 10Gigabit Ethernet and FTTP products showed a strong increase in shipments during the quarter and we are pleased with the growing market acceptance of these products.”

“Continuing our double digit new customer capture rate, we grew our customer base to more than 180 telephone service providers,” added Howard-Anderson.

Additional highlights for the third quarter of 2006 included:

•	Began shipment of the BLC 6244 and BLC 6246 24-port combination POTS and ADSL2Plus Blades, which extend the BLC 6000 System family to serve lower density subscriber applications;

•	Selection of Occam’s BLC 6314 10GigE Transport and Optical Line Termination (OLT) Blade as a 2006 Innovation Award winner from INTERNET TELEPHONY magazine; and

•	Announced interoperability with the Siemens® SURPASS® hiQ 8000 softswitch.

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q3 2006 FINANCIAL RESULTS

Starting at 4:30 p.m. EDT (1:30 p.m. PDT) today, Occam Networks will conduct a conference call to report the results for Q3 2006. The call, which will be open to the public, can be accessed by dialing 1-866-866-1333 (for U.S. callers) and asking the operator for the Occam Networks call.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, President and CEO and Chris Farrell, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q3 2006. Mr. Farrell will then open the call to listeners for a question and answer period. For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data and liquidation preference amounts)

	September 24, 2006	December 25, 2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,657	$6,571
Restricted cash	4,656	3,749
Accounts receivable, net	11,937	9,403
Inventories, net	7,002	4,448
Prepaid and other current assets	1,842	1,684

Total current assets	31,094	25,855

Property and equipment, net	1,632	1,889
Other assets	183	203

Total assets	$32,909	$27,947

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$6,277	$4,100
Accrued expenses	3,934	4,859
Deferred revenues	2,839	1,600
Current portion of long-term debt	—	1,233

Total current liabilities	13,050	11,792
Long-term debt	—	1,324

Total liabilities	13,050	13,116

Commitments and contingencies
Redeemable preferred stock:
Series A-2 convertible preferred stock, $.001 par value, 4,600 shares authorized; 3,757 and 3,560 issued and outstanding at September 24, 2006 and at December 25, 2005, respectively; $113 million and $107 million liquidation preference as of September 24, 2006 and December 25, 2005, respectively	36,135	34,869
Series A-2 convertible preferred stock warrant	—	73

Stockholders’ deficit:
Common stock, $0.001 par value, 950,000 shares authorized; 7,337 and 6,871 shares issued and outstanding at September 24, 2006 and December 25, 2005, respectively	275	275
Additional paid-in capital	91,166	87,903
Warrants	454	559
Deferred stock compensation	—	(28)
Accumulated deficit	(108,171)	(108,820)

Total stockholders’ deficit	(16,276)	(20,111)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$32,909	$27,947

OCCAM NETWORKS, INC. AND SUBSIDIARY

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 24, 2006	June 25, 2006	September 25, 2005	September 24, 2006	September 25, 2005
Sales	$18,066	$16,249	$10,663	$48,525	$26,324
Cost of sales (1)	11,690	9,989	7,709	30,068	19,597

Gross margin	6,376	6,260	2,954	18,457	6,727

Operating expenses (1):
Research and product development	2,269	2,388	1,948	7,147	5,417
Sales and marketing	2,834	2,618	2,562	7,669	6,206
General and administrative	1,118	982	1,365	3,032	2,770

Total operating expenses	6,221	5,988	5,875	17,848	14,393

Profit (loss) from operations	155	272	(2,921)	609	(7,666)

Interest income (expense), net	61	95	(46)	66	(215)

Profit (loss) before provision for income taxes	216	367	(2,967)	675	(7,881)

Provision for income taxes	13	9	—	26	—

Net Income (loss)	203	358	(2,967)	649	(7,881)

Beneficial conversion feature	—	—	—	(3,437)	(1,822)

Net income (loss) attributable to common stockholders	$203	$358	$(2,967)	$(2,788)	$(9,703)

__________
(1) Total stock-based compensation included in:
Cost of sales	$65	$77	$—	$183	$—
Research and product development	198	171	137	522	419
Sales and marketing	159	109	20	316	62
General and administrative	118	86	2	243	5

Total stock-based compensation	$540	$443	$159	$1,264	$486

OCCAM NETWORKS, INC. AND SUBSIDIARY

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 24, 2006	June 25, 2006	September 25, 2005	September 24, 2006	September 25, 2005
Sales	$18,066	$16,249	$10,663	$48,525	$26,324
Cost of sales	11,625	9,912	7,709	29,885	19,597

Gross margin	6,441	6,337	2,954	18,640	6,727

Operating expenses:
Research and product development	2,071	2,217	1,811	6,625	4,998
Sales and marketing	2,675	2,509	2,542	7,353	6,144
General and administrative	1,000	896	1,363	2,789	2,765

Total operating expenses	5,746	5,622	5,716	16,767	13,907

Profit (loss) from operations	695	715	(2,762)	1,873	(7,180)

Interest income (expense), net	61	95	(46)	66	(215)

Non-GAAP profit (loss) before provision for income taxes	756	810	(2,808)	1,939	(7,395)

Provision for income taxes	13	9	—	26	—

Non-GAAP net income (loss)	$743	$801	$(2,808)	$1,913	$(7,395)

Reconciliation of non-GAAP net income (loss) to GAAP net income (loss) attributable to common stockholders:

Non-GAAP net income (loss)	$743	$801	$(2,808)	$1,913	$(7,395)

Non-GAAP exclusions:

Stock-based compensation	540	443	159	1,264	486

Beneficial conversion feature on Series A-2	—	—	—	3,437	1,822

GAAP net income (loss) attributable to common stockholders	$203	$358	$(2,967)	$(2,788)	$(9,703)

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward Looking Statements

Portions of this press release contain forward-looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning product improvements and product performance issues. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance and that any continuing product performance problems would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2006, as amended on May 19, 2006 and September 18, 2006 and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer innovative voice, broadband, IPTV and full Triple Play services over copper or fiber. Occam solutions give telco service providers flexibility and scalability to expand their offerings, with simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 180 service providers in North America. For more information, please visit www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2006, as amended on May 19, 2006 and September 18, 2006 and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

Contact:

Occam Networks Inc.

Chris Farrell, Chief Financial Officer, +1 805-692-2900

or

Stearns Johnson Communications

Tim Johnson, +1 415-397-7600

tjohnson@stearnsjohnson.com

Source: Occam Networks Inc.